EXHIBIT 10.13

                               PURCHASE AGREEMENT

        This Purchase Agreement (this "Agreement"), dated July 31, 1995, is entered into by and among Offshore Energy Development Corporation, a Texas corporation ("OEDC Corp."), OEDC, Inc., a Texas corporation ("OEDC Inc."), OEDC Partners, L.P., a Texas limited partnership ("OEDC L.P."), Beacon Gas Storage Co., L.P., Dauphin Island Gathering Company, L.P., Beacon Natural Gas Company, L.P. and OEDC Exploration & Production, L.P. (collectively, the "OEDC Parties" and individually any of them is an "OEDC Party") and NGP-OEDC Holdings, L.P., a Texas limited partnership ("Purchaser"), who hereby agree as follows:

                                    Recitals

        A. The OEDC Parties and Natural Gas Partners, L.P., an affiliate of Purchaser ("NGP") previously entered into that certain Agreement (Pertaining to Purchase of Class A Common Stock of OEDC Inc. and Limited Partnership Interests in OEDC Partners, L.P.), dated August 31, 1992, as amended by an amendment thereto dated May 27, 1993 (as amended, the "Original Purchase Agreement") pursuant to which the OEDC Parties made certain representations, warranties and covenants in order to induce NGP to purchase certain limited partnership interests of OEDC L.P. and to purchase certain shares of Class A Common Stock of OEDC Inc. (the "Class A Stock"), which such limited partnership interests and shares were subsequently assigned by NGP to Purchaser;

        B. OEDC L.P. and OEDC Inc. have requested that Purchaser make an additional investment of $5,500,000 in OEDC L.P. and OEDC Inc., to provide funds for developmental drilling on certain properties and for other general business purposes of the OEDC Parties;

        C. Based upon the representations and warranties herein made by the OEDC Parties, Purchaser desires to make an additional investment in OEDC L.P. and OEDC, Inc. upon the terms and subject to the conditions contained herein;

        NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties, intending to be legally bound, agree as follows:

        1.  AGREEMENT TO MAKE ADDITIONAL INVESTMENT.

        Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) Purchaser will make an additional $5,500,000 capital contribution to OEDC L.P. (the "Additional Contribution"), in return for which Purchaser shall receive such number of Common Units and Preferred Units in OEDC L.P. as are set forth in the Amended and Restated Agreement of Limited Partnership of OEDC L.P. dated as of July 31, 1995, among OEDC Inc., as general partner, and Purchaser and OEDC Corp., as limited partners (the "Amended Partnership Agreement"), and (ii) Purchaser will purchase, and OEDC Inc. will issue and sell to Purchaser, such number of additional shares of Class A Common Stock as is required to cause the total number of shares owned by Purchaser to be equal to 50.0% of all outstanding shares of the Class A Stock (the "Additional Class A Shares").

        2.     CLOSING; CONDITIONS TO CLOSING.

        2.1 CLOSING. Purchaser's funding of the Additional Contribution in exchange for the issuance of the Common Units and Preferred Units as provided in the Amended Partnership Agreement and the

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sale and purchase of the Additional Class A Shares shall take place at a mutually agreed upon location on July 31, 1995 or such later date as mutually agreed to by the parties (the "Closing").

        2.2 CONDITIONS TO CLOSING. Purchaser's obligations under Section 1 are subject to the fulfillment on or before the Closing of the following conditions (subject to the right of Purchaser to waive any such conditions):

                (i) the delivery to Purchaser of each of the following, in form and substance satisfactory to Purchaser:

                      (A) the Amended Partnership Agreement, in substantially
                   the form set forth as Exhibit A, duly executed by the appropriate OEDC Parties;

                      (B) an amendment to the Articles of Incorporation of OEDC
                   Inc. (the "Amended Corporate Documents"), duly executed by the appropriate OEDC Parties;

                      (C) certificates for the Additional Class A Shares,
                   registered in the name of Purchaser;

                      (D) a certificate executed by an authorized officer of
                   OEDC Inc. certifying that all of the conditions to Closing as set forth in this subsection (b) have been satisfied;

                      (E) a legal opinion of counsel to the OEDC parties in
                   substantially the form set forth as Exhibit B hereto;

                      (F) a certificate, executed by each of the Offshore
                   Principals, ratifying and confirming their obligations under the Waiver and Distribution Agreement;

                      (G) such other documents, certificates and instruments
                   which the Purchaser may reasonably require to verify and substantiate the representations, warranties and covenants of the OEDC Parties in the Transaction Documents;

               (ii) all the representations and warranties of each of the OEDC Parties contained in this Agreement or in any certificate, document or instrument delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct on and as of the date of the Closing as if made on and as of the date of the Closing;

              (iii) since the date of the most recent Financial Statement, there shall have been no Material Adverse Change in the financial condition, business or affairs of any of the OEDC Parties and none of the OEDC Parties shall not have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of their assets; and

               (iv) Purchaser shall have received the fee required by Section 4.2(a).

        3. REPRESENTATIONS AND WARRANTIES OF OEDC PARTIES

        Each of the OEDC Parties represents and warrants to Purchaser as follows:

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        3.1 CORPORATE/PARTNERSHIP ORGANIZATION. Each of OEDC Inc. and OEDC Corp.
is a corporation duly organized and validly existing, and in good standing under the laws of the State of Texas. Each of Beacon Gas Storage Co., L.P., Dauphin Island Gathering Company, L.P., Beacon Natural Gas Company, L.P. and OEDC Exploration & Production, L.P. (collectively, the "Subsidiary Partnerships") and OEDC, L.P. is a limited partnership duly formed and validly existing under the laws of the State of Texas. Each of the OEDC Parties has all requisite corporate or partnership power and authority, as applicable, to carry on its business as now conducted and proposed to be conducted. OEDC Corp. is, and each of the other OEDC Parties will promptly be, qualified to conduct business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on its business and properties.

        3.2 CAPITALIZATION. OEDC Inc. currently has 6000 shares of Class B Common Stock and 3000 shares of Class A Stock which have been duly authorized and validly issued and all such shares are fully paid and nonassessable. OEDC Inc. has full legal right to issue the Additional Shares of Class A Stock to Purchaser. Upon delivery of certificates representing the Additional Shares of Class A Stock to Purchaser in exchange for receipt of the consideration therefor, such shares of the Class A Stock will have been duly authorized and validly issued and fully paid and nonassessable. A true and correct copy of the OEDC Corp.'s articles of incorporation as filed with the Texas Secretary of State and bylaws and a true and correct schedule listing all the record holders of all of its outstanding shares, each as in effect on this date, are attached to the Original Purchase Agreement.

        3.3 SUBSIDIARIES. Other than OEDC L.P.'s and OEDC Inc.'s ownership interests in the Subsidiary Partnerships, Dauphin Island Gathering Partners and South Dauphin Partners, none of the OEDC Parties own or have the right to acquire any equity interest in any other corporation, association or business entity.

        3.4 FINANCIAL STATEMENTS; NO MATERIAL CHANGES; NO UNDISCLOSED
LIABILITIES.

        (a) Each of the financial statements of the OEDC Parties delivered to Purchaser after the date of the Original Agreement and prior to the date hereof (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis and accurately, completely and fairly present the financial condition of the OEDC Parties at the respective dates thereof and the results of their operations for the periods then ended (except that the unaudited financial statements do not include certain accruals disclosed to Purchaser, are not accompanied by notes or other textual disclosure required by GAAP and are subject to normal audit adjustments which will not reflect a Material Adverse Change in the financial condition of such OEDC Parties).

        (b) Since the date of the most recent Financial Statements, there has been no Material Adverse Change in the financial condition of any of the OEDC Parties or their respective businesses.

        (c) Other than as disclosed in writing to Purchaser or as shown in the Financial Statements, as of the date hereof, none of the OEDC Parties has any Liabilities that would have a Material Adverse Effect on any of the OEDC Parties.

        3.5 AUTHORIZATION; VALID AND BINDING AGREEMENTS. All corporate and partnership actions on the part of the OEDC Parties and their respective officers, directors, and shareholders, which are necessary for the authorization, execution, and delivery to Purchaser of this Agreement, the Amended Partnership Agreement, the Amended Corporate Documents and all other documents, certificates and instruments executed and delivered pursuant to
Section 2.2 (collectively, the "Transaction Documents"), the issuance to Purchaser of the Common Units and Preferred Units as provided in the Amended Partnership Agreement, the issuance of the Additional Class A Shares, and the performance of the obligations of the OEDC Parties under all of the Transaction Documents, have been taken, and the Transaction Documents

                                        3

constitute valid and legally binding obligations of each of the OEDC Parties which are parties thereto, enforceable in accordance with their respective terms. A copy of the resolutions and other documents of the OEDC Parties authorizing the transactions contemplated in the Transaction Documents are attached hereto as Exhibit C and by reference incorporated herein. Since the date of adoption of such resolutions and execution of such documents no action has been taken by any of the OEDC Parties to modify or rescind such resolutions and documents and each remains in full force and effect as of this date.

        3.6 CONSENTS. Except for the consent of Senior Lender required under the Senior Credit Agreement, which has been obtained, the execution and delivery by each of the OEDC Parties of the Transaction Documents to which it is a party and the performance by each of the OEDC Parties of its respective obligations thereunder does not require any consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, local, or governmental authority or any other party, other than the parties to this Agreement, under Applicable Law or under the terms of any contract, instrument, license or agreement of any character to which any of the OEDC Parties is a party or by which any of their respective properties is bound.

        3.7  NO DEFAULTS CONFLICTS; COMPLIANCE WITH LAWS AND REGULATIONS.

        (a) None of the OEDC Parties is in violation of or in default under, and no condition exists that with notice or lapse of time or both would constitute a default under (i) any provisions of the articles of incorporation, bylaws or partnership agreement, as applicable, of any of the OEDC Parties; (ii) the Senior Credit Agreement or any other loan agreement, indenture, mortgage, evidence of indebtedness or other instrument evidencing borrowed money, or any agreement, contract, lease or license to which any OEDC Party is a party or its property is bound; or (iii) any judgment, order or injunction of any court, arbitration or governmental agency. The execution, delivery and performance of the Transaction Documents and the closing of the transactions as contemplated hereby will not conflict with or cause any of the OEDC Parties to be in violation of or in default under, any of the foregoing documents, instruments, or other items listed in clauses (i) - (iii), or result in the creation of any lien, charge, or encumbrance on any of the assets of the OEDC Parties.

        (b) None of the OEDC Parties is subject to any existing, pending or to the best knowledge of each of the OEDC Parties, threatened action, suit, investigation, inquiry or proceeding by any governmental authority under, or subject to any remedial or other obligations under, any and all laws, statutes, ordinances, rules, regulations, orders, judicial or arbitral decisions or determinations of any governmental authority or court pertaining to health or the environment in effect in any jurisdiction in which any of the OEDC Parties is conducting or at any time has conducted business or where any of the properties of any of the OEDC Parties is located (collectively, "Environmental Laws"), and further none of the OEDC Parties is aware of any situation or event which with the passage of time would constitute a violation of Environmental Laws. Each of the OEDC Parties has complied with and is in full compliance with, all Environmental Laws. All material notices, government permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operations of the businesses of the OEDC Parties, including, without limitation, past or present treatment, storage or "Disposal" (as defined in the Resource Conservation Recovery Act, as amended) or any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing in the environment (a "Release") of any pollutant, containment, solid waste, hydrocarbon plant, toxic or hazardous substance or waste, any flammable, explosive or radioactive materials or other material or substance regulated under the Environmental Laws (a "Hazardous Material") into the environment, have been duly obtained or filed. The OEDC Parties have taken all steps necessary to determine and have determined that no Hazardous Materials have been Disposed of or otherwise Released and there has been no threatened Release of any Hazardous Material on or to any of the properties of any of the OEDC

                                        4

Parties except in compliance with Environmental Laws and except for those Disposals, Releases or threatened Releases which in the aggregate would not reasonably be expected to have a Material Adverse Effect on any of the OEDC Parties.

        (c) To the best knowledge of each of the OEDC Parties, none of the OEDC Parties is in violation or default under of any provisions of any federal or state statute, rule, or regulation (other than Environmental Laws) which are applicable to any of the OEDC Parties (including those relating to safety matters).

        3.8 OUTSTANDING DEBT. None of the OEDC Parties has outstanding any "Debt" (as such term is defined in the Bylaws of OEDC Inc.) except for the debt outstanding under the Senior Credit Agreement and such other debt which is permitted by Article Five Section 1 of the bylaws of OEDC, Inc.

        3.9 TAXES. Each of the OEDC Parties has filed or caused to be filed all tax returns which it is required to file and each has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it. All other taxes, fees or other charges imposed on any OEDC Party and its or any of their respective properties by any governmental authority (other than any such taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings with respect to which reserves in conformity with GAAP have been provided on the books of the appropriate OEDC Party) have been paid in full, and no tax lien has been filed and, to the knowledge of any OEDC Party, no claim is being asserted with respect to any such tax, fee or other charge.

        3.10.  CONTRACTS AND COMMITMENTS.

        (a) No OEDC Party is a party to, or bound by, nor is any of the properties or assets owned by any OEDC Party and used in the conduct of its business affected by, any contractual obligation or requirement of law including, without limitation, either of the foregoing relating to any environmental matter, which is likely to materially and adversely, or insofar as any OEDC Party can reasonably foresee, materially affect, its business, assets or condition, financial or otherwise.

        (b) Except for contracts entered into in accordance with Article Five
Section 1 of the Bylaws of OEDC Inc. and those contracts previously disclosed in writing to Purchaser:

                (i) No OEDC Party has any outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

               (ii) No OEDC Party has any employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations; and

              (iii) There exist no Material Contracts for the sale of production from the "Oil and Gas Properties" (as defined in the bylaws of OEDC Inc.) of any OEDC Party (including without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than (i) production sales contracts previously disclosed to Purchaser in writing (the "Disclosed Production Sales Contracts"), (ii) agreements or arrangements which are cancelable on 60 days notice or less without penalty or detriment, and (iii) calls on, or other rights to purchase production which neither (A) individually, or in the aggregate, affect a material part

                                        5

        of the production of oil and gas from the Oil and Gas Properties of the OEDC Parties, nor (B) grant an option to purchase production at a price other than a price that is the market price from time to time existing in the areas where the Oil and Gas Properties of the OEDC Parties subject to such call (or other right to purchase) are located. Except as previously disclosed to Purchaser in writing, the OEDC Parties are presently receiving a price for all production from (or attributable to) each Oil and Gas Property covered by a Disclosed Production Sales Contract, as computed in accordance with the terms of such contract, and deliveries of gas from any Oil and Gas Property subject to such a contract are not being curtailed substantially below such property's delivery capacity.

        3.11 NO LITIGATION. Other than as set forth on Schedule 3.11, there is no material action, suit, proceeding, or investigation, pending or, to the best of any OEDC Party's knowledge, currently threatened against the OEDC Parties.

        3.12  TITLE TO PROPERTY; CONDITION OF ASSETS.

        (a) Each of the OEDC Parties represents and warrants that it has Marketable Title to all of its oil and gas leases that are reflected in the reserve reports and the engineering reserve reports prepared by or for such OEDC Party and delivered to Purchaser (the "Reserve Reports"). For purposes of this Agreement, "Marketable Title" shall mean such title that:

                (i) Is deducible from the records of the Minerals Management Service and/or the appropriate Texas and Alabama counties and Louisiana parishes and free from reasonable doubt to the end that a willing buyer engaged in the business of the ownership, development and operation of producing oil and gas properties with knowledge of all the facts and their legal bearing would be willing to accept the same; and

               (ii) Entitles the applicable OEDC Party to receive not less than the net revenue interest for such lease as described the Reserve Reports as the "net revenue interest" with respect to such lease; and

              (iii) Obligates OEDC Parties to pay costs and expenses relating to such lease in an amount not greater than the "working interest" as described in the Reserve Reports with respect to such lease; and

               (iv) Vests in the applicable OEDC Party the operating rights to such lease as described in the Reserve Reports together with the rights to explore for, develop and operate the oil, gas and other minerals covered by the lease; and

                (v) Except for Permitted Encumbrances, is free and clear of any lien, encumbrance or burden.

        "Permitted Encumbrances" shall mean in relation to title to an oil and gas lease: (1) lessors royalties, overriding royalties, reversionary interests and similar burdens so long as all such burdens were properly taken into account in determining the net revenue interest and working interest reflected for such lease in the Reserve Reports; (2) division orders, but only if the net revenue interest and working interest reflected for such lease in any division order was properly taken into account in determining the net revenue interest and working interest reflected for such lease in the Reserve Reports and in applicable sales contracts; (3) preferential rights to purchase and required third party consents to assignments and similar agreements with respect to which waivers or consents are obtained from the appropriate parties

                                        6

or the appropriate time period for asserting such rights has expired without an exercise of such rights; (4) liens for taxes not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business; (5) materialman's, mechanic's, repairman's, employee's, contractor's, operator's, and other liens or charges arising in the ordinary course of business (x) if they have not become due and payable or payment is being withheld as provided by law, or (z) if their validity is being contested in good faith by appropriate action; (6) all rights to consent by, required notices to, filings with, or other actions by governmental or regulatory entities in connection with the sale or conveyance of oil and gas leases or interests if they are customarily obtained subsequent to the sale or conveyance; (7) easements, rights-of-way, servitudes, permits, surface lease and other rights relating to surface operations which do not have a Material Adverse Effect the operation of such lease; and (8) all other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting such lease which individually or in the aggregate are not such as to interfere materially with the operation of such lease and do not materially prevent OEDC Parties from receiving its share of the proceeds of production from such lease.

        (b) With respect to properties other than oil and gas leases, each of the OEDC Parties has marketable title, in fee simple, to all owned real properties (other than easements), and a valid leasehold estate as to all other leased properties, and good title to all of its other properties and assets, including the properties and assets reflected in the Financial Statements (other than properties and assets disposed of in the ordinary course of business), subject to no "Lien" (as such term is defined in the bylaws of OEDC, Inc.) of any kind except Liens permitted by the bylaws of OEDC, Inc. and except such Liens as do not, individually or in the aggregate, materially detract from the value of the property subject thereto, interfere in any material respect with the manner in which it is currently being used in the conduct of the business of the OEDC Parties or materially impair the operations of the business of the OEDC Parties. All leases and agreements necessary for the conduct of the respective businesses of the OEDC Parties are, to the best knowledge of the OEDC Parties, valid and subsisting, in full force and effect and, to the best knowledge of the OEDC Parties, there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the OEDC Parties.

        (c) All of the assets and properties of the OEDC Parties which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

        3.13 PRODUCTION SALES CONTRACTS; GAS IMBALANCES; PREFERENTIAL RIGHTS. The OEDC parties have previously provided to Purchaser true and correct copies of (a) a list of all existing Material Contracts for the sale of any production of any of the OEDC Parties, (b) an accurate description of all obligations (if any) of any of the OEDC Parties to any third party under Material Contracts which include "take or pay" or similar provisions obligating an OEDC Party to deliver production for which it has already received payment (or obligating an OEDC Party to return any such payment) together with an accurate and detailed listing of the amount of all such delivery obligations, (c) a list of all instruments and agreements whereby any third party may claim a preferential right or call to purchase a material portion of the production of any OEDC Party, other than under existing contracts for sale of production, and (d) an accurate and detailed listing of all material gas imbalances owing by or owing to the OEDC Parties as of a recent date (not more than 10 days prior to the date hereof). There is no preferential right to purchase any assets of any of the OEDC Parties by virtue of the transactions contemplated in connection with the sale of the Class A Stock and the issuance of the Common Units and Preferred Units pursuant to the Amended Partnership Agreement.

                                        7

        3.14 RESERVES. The OEDC Parties make no warranty, express or implied, as to quantity, quality or recoverability of the hydrocarbon reserves underlying the oil and gas properties of the OEDC Parties, except that each of the OEDC Parties represents that to the best of its knowledge, the estimates of recoverable reserves attributable to the OEDC Parties which are set forth in the Reserve Reports prepared by or for the OEDC Parties and delivered to Purchaser have been prepared in accordance generally accepted engineering methods and further represent that the factual data which was used by the persons who prepared the OEDC Parties' Reserve Reports was prepared without misrepresentations or omissions of material facts known to any of the OEDC Parties.

        3.15 GOVERNMENT PERMITS. The OEDC parties currently possess all permits, licenses, consents and approvals ("Government Permits") necessary under federal, state or local law to conduct their respective oil and gas exploration, production, and marketing activities in the manner in which they are now being conducted. There are no proceedings pending, or to the knowledge of any of the OEDC Parties threatened, that seek the revocation, cancellation, suspension or modification of any Government Permit.

        3.16 DISCLOSURE. Neither this Agreement nor any other documents, certificate or statement furnished to Purchaser by or on behalf of the OEDC Parties in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the OEDC Parties which has a Material Adverse Effect, or to the best of any OEDC Party's knowledge, in the future could reasonably be likely to (so far as the OEDC Parties can now foresee) have a Material Adverse Effect on, the business, properties, assets or financial condition of the OEDC Parties and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to Purchaser by or on behalf of the OEDC parties prior to or on the date hereof in connection with the transactions contemplated hereby.

        3.17 INSURANCE. All policies of fire, liability, workmen's compensation and other forms of insurance currently owned or held by the OEDC Parties are sufficient for compliance with all requirements of law and of all agreements to which any OEDC Party is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are required by any operating agreements pertaining to the oil and gas properties of the OEDC Parties or as are otherwise usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the OEDC Parties; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. All risks which the OEDC Parties and their respective Boards of Directors or officers have designated as being self insured were disclosed to Purchaser in the Original Purchase Agreement. None of the OEDC Parties has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

        3.18 USE OF PROCEEDS. It is contemplated that the funds provided to the OEDC Parties at the Closing (net of the fee to Purchaser specified in Section 4.2(a) shall be used to drill and complete Mobile Bay, South Timbalier and Viosca Knoll leases, and any remaining proceeds will be used for general business purposes of the OEDC Parties, subject in each case to the approval of such expenditures in an approved budget of the appropriate OEDC Party.

        3.19 ERISA. OEDC does not maintain any savings, retirement, pension or profit sharing plan. To the best knowledge of the OEDC Parties, no OEDC Party is subject to any of the funding or vesting requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any requirement which could create an accumulated funding deficiency within the meaning of ERISA, nor has

                                        8

any OEDC Party incurred any liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA).

        3.20 ENFORCEABILITY OF WAIVER AND DISTRIBUTION AGREEMENT. The OEDC Parties hereby ratify and confirm all of the terms and conditions set forth in that certain Waiver and Distribution Agreement dated as of September 20, 1994 (the "Waiver and Distribution Agreement") among Purchaser, OEDC Inc., OEDC L.P., OEDC Corp. and David B. Strassner, Douglas H. Kiesewetter, Gaylen J. Byker and
R. Keith Anderson (collectively, the "Offshore Principals"), and confirm that all of the obligations of the OEDC Parties and the Offshore Principals thereunder are valid, binding and enforceable in accordance with their terms.


        4. COVENANTS OF THE OEDC PARTIES.

        4.1 GENERAL AFFIRMATIVE COVENANTS. Each of the OEDC Parties covenants and agrees with Purchaser that it will:

        (a) Keep adequate books and records, in accordance with GAAP applied on a consistent basis, of all of its transactions so that at any time and from time to time its true and complete financial condition may be readily determined, and upon the reasonable request of Purchase, make such records available for Purchaser's inspection and permit Purchaser to make copies thereof.

        (b) Within thirty (30) days after the end of each month, deliver to Purchaser, unaudited financial statements of the OEDC Parties prepared in conformity with GAAP applied on a consistent basis (except for the omission of such disclosure which is required by GAAP for fiscal year end reports and accruals of depreciation, depletion and other items disclosed to Purchaser), and certified to be true and correct, by the appropriate chief financial officer for each such OEDC Party.

        (c) Promptly, and in any event within ninety (90) days after the close of each fiscal year of the OEDC Parties, deliver to Purchaser a copy of the annual audit of each of the OEDC Parties prepared in conformity with generally accepted accounting principles applied on a consistent basis and signed by independent certified public accountants.

        (d) Promptly after the discovery of the occurrence of any event which triggers a "Special Voting Period" under the Articles of Incorporation of OEDC Inc., deliver notice thereof to Purchaser. If no such event has occurred within ninety (90) days after the close of each fiscal year of the OEDC Parties, the chief financial officer of each of the appropriate OEDC Parties, shall provide to Purchaser a certificate confirming that, to the knowledge of such officer, a Special Voting Period event has not occurred, nor has any event occurred that might trigger such a Special Voting Period after the lapse of time or the giving of notice, or both.

        (e) Promptly inform each of the Purchaser of any litigation or of any claim or controversy that might become the subject of litigation against the OEDC Parties or might affect any of the property of the OEDC Parties, if such litigation or potential litigation would, in the event of an unfavorable outcome, have a Material Adverse Effect on any of the OEDC Parties' financial condition.

        (f) Promptly furnish to Purchaser, at its request, such additional financial or other information concerning the assets, Liabilities, operations and transactions of the OEDC Parties as they may from time to time reasonably request.

                                        9

        (g) Promptly pay or cause to be paid when due any and all taxes, assessments and governmental charges upon the OEDC Parties or against any property of the OEDC Parties unless any of the same is being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP have been established therefor.

        (h) Maintain its corporate or partnership existence and will promptly qualify to do business in any jurisdiction where such qualification is required.

        (i) Comply in all material respects with all laws, statutes, ordinances and governmental regulations applicable to it or to any of its property, business operations and transactions, and promptly endeavor to correct any immaterial violations thereof.

        (j) Maintain for itself, with financially sound and reputable insurance companies or associations, insurance and employee fidelity bonds of the kinds, covering the risks and in the relative proportionate amounts usually carried by companies engaging in similar businesses, and promptly furnish to the Purchaser such information and evidence with reference to insurance as the Purchaser may from time to time reasonably request.

        (k) Preserve and maintain all licenses, privileges, franchises, certificates and the like necessary or appropriate for the operation of its business.

        (l) Allow Purchaser to visit and inspect any of the properties of the OEDC Parties, and to discuss the OEDC Parties' affairs, business plans, finances and accounts with its officers. at such reasonable times and as often as may be reasonably requested.

        4.2  PAYMENT OF FEE AND EXPENSES OF PURCHASER.

        (a) On or before the date of the Closing, the OEDC Parties shall pay to Purchaser, in cash, a financing fee in the amount of $110,000.

        (b) Each of the OEDC Parties agrees, jointly and severally, to pay and reimburse Purchaser and its Affiliates general partners, employees and agents (collectively, for purposes of this subsection referred to as "Purchase Parties") for all costs, expenses or disbursements, of any kind or nature whatsoever with respect to or arising out of the transactions related to this Agreement and the other Transaction Documents, including without limitation (i) Purchaser Parties' out-of-pocket expenses, and Purchaser Parties' fees, disbursements and expenses, including without limitation, fees and disbursements of Purchaser Parties' counsel, Thompson & Knight, and Purchaser's independent engineers which are incurred in connection with the execution and delivery of this Agreement and the Transaction Documents, (ii) all out-of-pocket expenses of the Purchaser Parties (including, without limitation, the fees and expenses of the Purchaser Parties' counsel) in connection with any subsequent amendments, modifications, consents or waivers with respect to any of the Transaction Documents; (iii) the costs and expenses of all investigations undertaken in connection with the foregoing, (iv) the costs and expenses incurred by representatives of the Purchaser Parties in connection with attending meeting of the Board of Directors of the OEDC Parties or any other visit to the facilities, including attorneys' fees, incurred by the Purchaser Parties in enforcing any of their respective rights under the Transaction Documents, or in complying with any subpoena or other legal process served upon Purchaser in connection with the Transaction Documents, including, without limitation, costs and expenses incurred in any bankruptcy case.

                                       10

        4.3  INDEMNIFICATION.

        (a) The OEDC Parties, jointly and severally, agree to indemnify and hold Purchaser, its officers, general partners, employees, agents and each controlling person of any of the foregoing (collectively, "Indemnified Parties") harmless from, and pay or reimburse each of the Indemnified Parties for, any and all direct losses, damages, costs and legal, accounting or other expenses (collectively, "Damages") which such Indemnified Party may sustain or incur as a result of any misrepresentation, breach of warranty or default in performance of any obligation on the part of an OEDC Party under this Agreement or under the other Transaction Documents.

        (b) Any party entitled to indemnification hereunder shall give prompt notice of its intention to seek indemnification to the party or parties against whom indemnification is sought, but the failure to give such notice will not result in any waiver of the rights of such indemnified party except to the extent the indemnifying party is actually prejudiced thereby.

        5.     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

        The representations and warranties contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto shall survive the making of this Agreement without the necessity of any other document being delivered, notwithstanding any investigation made heretofore or hereafter by any party, until Purchaser and its Affiliate no longer own any ownership interest in any of the OEDC Parties.

        6.     REPRESENTATIONS AND WARRANTIES OF PURCHASER.

        Purchaser represents and warrants to the OEDC Parties that it is acquiring the Additional Class A Shares and Common Units and Preference Units, as applicable, for the purpose of investment for its own account and not with a view to or for resale in connection with any distribution thereof within the meaning of Section 2(11) of the Securities Act of 1933, as amended ("Securities Act"). Purchaser acknowledges that (a) the Additional Class A Shares and Common Units and Preference Units have not been registered under the Securities Act or the securities laws of any state and that the OEDC Parties do not contemplate filing any such registrations, (b) the Additional Class A Shares and Common Units and Preference Units cannot be transferred unless they are subsequently registered under the Securities Act or an exemption from such registration is available with respect to such transfer, (c) that Purchaser can not sell, transfer or otherwise dispose of the Additional Class A Shares or Common Units and Preference Units in violation of the Securities Act or any applicable federal or state law or regulation, (d) the OEDC Parties' stock records may be marked to indicate such transfer restrictions, and (e) the OEDC Parties may direct any transfer agent to enter a stop transfer order in its records with respect to the Additional Class A Shares and Common Units and Preference Units in accordance with the foregoing.

        7.     DEFINITIONS.

        When capitalized and used in this Agreement and in the Schedules and Exhibits hereto, the following terms shall have the following meanings.

        "ADDITIONAL CLASS A SHARES" shall have the meaning set forth in Section
1.

        "ADDITIONAL CONTRIBUTION" shall have the meaning set forth in the recitals hereto.

                                       11

        "AFFILIATES" shall mean as to any Person, all entities (i) in which such Person, either individually or in the aggregate, directly or indirectly, owns, controls or holds the power to vote 50% or more of the outstanding voting securities, general partnership interests, joint venture interests, or other similar securities or interests, or (ii) directly or indirectly, controlling, controlled by, or under common control with such Person.

        "AMENDED CORPORATE DOCUMENTS" shall have the meaning set forth in
Section 2.2.

        "AMENDED PARTNERSHIP AGREEMENT" shall have the meaning set forth in
Section 1.

        "APPLICABLE LAW" shall mean any statute or law or any judgment, order, decree, rule, or regulation of any court or Governmental Entity to which a specified Person or property is subject.

        "CLASS A STOCK" shall have the meaning set forth in the recitals hereto.

        "CLOSING" shall have the meaning set forth in Section 2.1.

        "COMMON UNITS" shall have the meaning assigned to such term in the Amended Partnership Agreement.

        "ENCUMBRANCES" shall mean liens, charges, pledges, options, mortgages, security interests, claims, restrictions (whether on voting, sale, transfer or disposition or otherwise) and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

        "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.4.

        "GAAP" shall have the meaning set forth in Section 3.4.

        "GOVERNMENTAL ENTITY" shall mean any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal, domestic, foreign or other administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

        "GOVERNMENT PERMITS" shall have the meaning set forth in Section 3.15.

        "LIABILITIES" shall mean any liabilities, debts or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether imposed by law, agreement, understanding or otherwise.

        "MATERIAL CONTRACT" shall have the meaning set forth in the bylaws of OEDC Inc.

        "MATERIAL ADVERSE EFFECT" shall mean with respect to any of the OEDC Parties, unless otherwise specified in this Agreement, any event, occurrence or circumstance which could reasonably be expected to (i) result in liability, or require an expenditure by, any one or more of the OEDC Parties in an amount in excess of $100,000, or (ii) interfere with the ability of any OEDC Party to conduct its business in the normal course.

        "ORIGINAL PURCHASE AGREEMENT" shall have the meaning set forth in the recitals hereto.

        "OFFSHORE PRINCIPALS" shall have the meaning set forth in Section 3.20.

                                       12

        "PERSON" means an individual, corporation, limited liability company, association, joint stock company, trust, partnership, joint venture, unincorporated organization, a government or any department or agency thereof, or any other legal entity.

        "PREFERRED UNITS" shall have the meaning assigned to such term in the Amended Partnership Agreement.

        "PROCEEDINGS" shall mean all proceedings, actions, suits, investigations or inquiries in or before any arbitrator or Governmental Entity.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        "SENIOR CREDIT AGREEMENT" shall mean that certain Credit Agreement dated as of July 25, 1994 among Senior Lender, OEDC L.P., OEDC Inc. Dauphin Island Gathering Company, L.P., and OEDC Exploration & Production, L.P.

        "SENIOR LENDER" shall mean the lender under the Senior Credit Agreement, initially, Joint Energy Development Investment Limited Partnership.

        "TRANSACTION DOCUMENTS" shall have the meaning set forth in Section 3.5.

        "WAIVER AND DISTRIBUTION AGREEMENT" shall have the meaning set forth in
Section 3.20.


        8.     MISCELLANEOUS PROVISIONS.

        8.1 NOTICES. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or sent by cable, telegram, telefax, or telex, to the parties at their respective addresses as set out under such parties name on the execution page of this Agreement (or at such other addresses as shall be specified by the parties by like notice):

        8.2 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED UNDER AND IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT
REGARD TO CONFLICT OF LAWS PROVISIONS.

        8.3 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between and among the parties hereto with respect to the matters contained herein, and this Agreement, together with the Exhibits and Schedules hereto, the Related Documents and the other documents and agreements contemplated hereby or desirable or necessary to consummate the transactions described herein, constitute the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

        8.4 OFFICER'S CERTIFICATIONS. The individuals executing this Agreement on behalf of the parties hereto certify that each is the duly elected, qualified and acting officer of such party holding the office set forth below his signature and each has been duly authorized to execute and deliver, on behalf of such party, this Agreement and all other Related Documents to which it is a party.

                                       13

        8.5 SEVERABILITY. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable under the terms of any present or future laws effective during the term hereof, such provision shall be fully severable, and this Agreement shall be enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

        8.6 AMENDMENTS AND WAIVERS. This Agreement may be amended only by an instrument in writing executed by the party against whom enforcement of the amendment is sought. Any of the parties hereto may by a signed writing give any consent, take any action, waive any inaccuracies in the representations or warranties herein or compliance by any party with any of the covenants or conditions herein, modify the terms of this Agreement or take any other action deemed to be necessary or appropriate to consummate the transactions contemplated by this Agreement.

        8.7 PARTIES BOUND; ASSIGNMENTS. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided, the parties agree that any of the Common Units or Preference Units or shares of Class A Stock owned by Purchaser, may be assigned and transferred, in whole or in part, at any time, to a partner or other Affiliate of Purchaser. In addition, shares of Class A Stock owned by Purchaser may be assigned to an unrelated third party, subject to the same limitations which apply to transfers of the Units under the partnership agreement. Any assignee of the shares of Class A Stock or of the Units shall be entitled to all rights which accrue to Purchaser under this Agreement; provided that, this sentence shall not be deemed to give an assignee any right to be substituted as a limited partner of OEDC L.P. beyond those which are set forth in the partnership agreement. All references herein to Purchaser shall be deemed to include any such assignee.

        8.8 AMENDMENT. This Agreement may be amended only by an instrument in writing executed jointly by an authorized officer of each of the parties hereto or bound by the terms hereof.

        8.9 HEADINGS. Descriptive headings are used for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

        8.10 COUNTERPARTS. This Agreement may be executed in one (1) or more exact counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one (1) and the same instrument.

        8.11 FURTHER ASSURANCES. Each party, at the request of any other party, will execute, deliver and acknowledge from time to time such other and further acts and things as may be reasonably necessary more fully and effectively to consummate the transactions contemplated by this Agreement.

                                       14

        IN WITNESS WHEREOF, the parties hereto have executed or caused their duly authorized and acting officers to execute this Agreement on the date specified above.

                                          OFFSHORE ENERGY DEVELOPMENT
                                          CORPORATION

                                          By: R. Keith Anderson
                                          Title: Vice President


                                          OEDC, INC.

                                          By: R. Keith Anderson
                                          Title: Vice President



                                          OEDC PARTNERS, L.P.
                                          By: OEDC, Inc.,
                                              general partner

                                          By: R. Keith Anderson
                                          Title: Vice President

                                          BEACON GAS STORAGE CO., L.P.
                                          By: OEDC, Inc.
                                              general partner

                                          By: R. Keith Anderson
                                          Title: Vice President

                                       15

                                          DAUPHIN ISLAND GATHERING COMPANY, L.P.

                                          By: OEDC, Inc.,
                                              general partner

                                          By: R. Keith Anderson
                                          Title: Vice President

                                          BEACON NATURAL GAS COMPANY, L.P.
                                          By: OEDC, Inc.,
                                              general partner

                                          By: R. Keith Anderson
                                          Title: Vice President

                                          OEDC EXPLORATION & PRODUCTION, L.P.
                                          By: OEDC, Inc.,
                                              general partner

                                         By: R. Keith Anderson
                                         Title: Vice President


                                          NGP-OEDC HOLDINGS, L.P.

                                          By:  Natural Gas Partners, L.P.,
                                               its general partner

                                          By:  G.F.W. Energy, L.P.,
                                               general partner

                                          By:  David R. Albin


                                       16

                                    EXHIBIT A

                     (Form of Amended Partnership Agreement)

                                    EXHIBIT B

                  (Form of Opinion of Counsel to OEDC Parties)

                                   July , 1995

NGP-OEDC Holdings, L.P.
115 E. Putnam Avenue
Greenwich, CT 06830

Gentlemen:

        This opinion is being delivered to you, at the request of our clients, pursuant to the requirements of Section 2.2 of that certain Purchase Amendment dated as of the date (the "Agreement") hereof by and among Offshore Energy Development Corporation, a Texas corporation ("OEDC Corp."), OEDC, Inc., a Texas corporation ("OEDC Inc."), OEDC Partners, L.P., a Texas limited partnership ("OEDC L.P."), Beacon Gas Storage Co., L.P., Dauphin Island Gathering Company, L.P., Beacon Natural Gas Company, L.P. and OEDC Exploration & Production, L.P. (collectively, with OEDC L.P., the "OEDC Partnerships"; OEDC Corp. and OEDC Inc. are collectively, the "OEDC Corporations" and the OEDC Partnerships and the OEDC Corporations are collectively, the "OEDC Parties", and individually any of them is an "OEDC Party") and you.

        We have acted as counsel for each of the OEDC Parties in connection with the negotiation, execution and delivery to you of the Agreement, the Amended and Restated Agreement of Limited Partnership of OEDC Partners, L.P. (the "Amended Partnership Agreement") and the other Transaction Documents. Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Agreement.

        For purposes of this opinion, we have examined executed counterparts of the Transaction Documents and have discussed the matters addressed in this opinion with officers and representatives of the OEDC Parties to the extent we have deemed appropriate to enable us to render this opinion.

        In preparing this opinion we have also examined original counterparts or photostatic or certified copies of all other instruments, agreements, certificates, records and other documents (whether of the OEDC Parties or their officers, directors, shareholders and representatives, public officials, or other persons) which we have considered relevant hereto. In making this examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

        Based upon the foregoing, and subject to the qualifications and exceptions hereinafter set forth, we are of the opinion that:

                                       B-1

        1. Each of OEDC Partnerships has been duly formed and is validly existing as a limited partnership under the Texas Revised Limited Partnership Act. Each of the OEDC Corporations is duly organized, validly existing and in good standing under the laws of the State of Texas.

        2. To the best of our knowledge, each of OEDC L.P. and OEDC E&P is duly qualified to transact business and in good standing in all jurisdictions outside of Texas where the character of its properties or the nature of its activities makes such qualification necessary.

        3. Each of the OEDC Parties has all requisite corporate power, partnership power or legal capacity, as applicable, to make or enter into the Transaction Documents to which it is a party and to perform its obligations thereunder.

        4. Each of the Transaction Documents has been duly authorized, executed and delivered by the OEDC Parties which are parties thereto.

        5. Each of the Transaction Documents constitutes a legal, valid and binding instrument and agreement of the OEDC Parties which are parties thereto, enforceable in accordance with their respective terms.

        6. Except for those which have been obtained by the OEDC Parties, no consent, approval, authorization or order of any court or governmental agency or authority of the State of Texas or of the United States of America of a type customarily required for transactions of this nature is required for (a) the execution and delivery by any of the OEDC Parties of the Transaction Documents, or (b) to the best of our knowledge, for the consummation of the transactions contemplated by the Transaction Documents or for the performance by the OEDC Parties of their various obligations thereunder.

        7. The execution, delivery and performance by each of the OEDC Parties of the Transaction Documents to which each is a party, and the consummation of the transactions contemplated by the Transaction Documents, will not and did not
(a) violate or contravene any provision of the articles of incorporation or bylaws or partnership agreements, as applicable, of any of the OEDC Parties, or,
(b) to the best of our knowledge, conflict with or result in a breach of any material term or provision of or constitute a default under or result in the maturing of any indebtedness pursuant to any indenture, mortgage, deed of trust, note or loan agreement, or other material agreement or instrument, of which we have knowledge to which any of the OEDC Parties is a party or by which any of them or any of their various properties are bound, or, (c) result in a violation of any law, rule or regulation or, to the best of our knowledge, any judgment, order, decree, determination or award of any court or governmental authority which is now in effect and applicable to any OEDC Party or to any of their properties. To the best of our knowledge none of the OEDC Parties is in default under or in violation of any law, rule, regulation, judgment, order, decree, determination, award, indenture, mortgage, deed of trust, note, loan agreement or other material agreement or instrument of which we have knowledge or in violation of its articles of incorporation or bylaws or partnership agreement, as applicable.

        8. To the best of our knowledge there are no actions, suits, proceedings or investigations pending or threatened against or affecting the OEDC Parties or any of their various properties in any court or governmental agency (a) seeking to enjoin, or questioning the legality or validity of, the performance by the OEDC Parties of any of their various obligations under the Transaction Documents, or (b) which have, or would have if adversely determined, a material adverse effect on the ability of the OEDC Parties to perform such obligations.

                                       B-2

        This opinion is limited by, subject to and based on the following:

        (a) This opinion is limited in all respects to the laws of the State of Texas and applicable federal law.

        (b) In rendering the opinion expressed in paragraph 5 hereof, we have assumed that each of the Transaction Documents which requires your execution has been duly authorized, executed and delivered by you.

        (c) In connection with opinions expressed herein as being limited "to the best of our knowledge", our examination has been limited to discussions with the officers and representatives of the OEDC Parties in the course of this transaction and our knowledge of the affairs of the OEDC Parties as their counsel, and we have made no independent investigations as to the accuracy or completeness of any representations, warranties, data or other information, written or oral, made or furnished by any of them to us or to you.

        (d) The enforceability of the respective obligations of the parties to the OEDC Parties, and the availability of certain rights and remedies provided for therein, may be limited by (i) applicable state and federal laws and judicial decisions, but the remedies provided for in the Transaction Documents are adequate for the practical realization of the benefits provided thereby,
(ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances, or (iii) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

        The opinions herein expressed are for the benefit of the addressee and may be relied upon only by the addressee.

                                            Respectfully submitted,

                                    EXHIBIT C

                             AUTHORIZING RESOLUTIONS

                                  SCHEDULE 3.11
                                   LITIGATION

        On April 27, 1995, a lawsuit was filed against OEDC Corp. styled Cause No. 95-020846; H.E. (GENE) HOLDER, JR. AND DAN H. MONTGOMERY V. OFFSHORE ENERGY DEVELOPMENT CORPORATION; In the 269th Judicial District of Harris County, Texas. Although OEDC Corp. believes that the Plaintiffs' claims are baseless, the Plaintiffs allege that OEDC Corp. breached an oral agreement to enter into a joint venture agreement and/or fraudulently induced the Plaintiffs to enter into confidentiality agreements with non- compete provisions based on a false promise to form a joint venture. The Plaintiffs also allege that OEDC Corp. stole their idea to build a non-jurisdictional gas gathering system in South Mobile Bay. The Plaintiffs seek unspecified actual damages, pre- and post- judgment interest, exemplary damages, and attorneys' fees and costs. OEDC Corp. has filed an answer denying the Plaintiffs' claims, and OEDC has counterclaimed to recover its attorneys' fees and costs incurred as a result of what it contends are spurious claims. Discovery has just begun in the case and there is no trial setting or docket control order entered as of this date.